Exhibit 99.3

Filed by Dynegy Acquisition, Inc.

Pursuant to Rule 425 of the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended

Subject Company: Dynegy Inc.

Commission File No: 001-15659

News Release Issued by IBEW Local 51

For Immediate Distribution

Media Contact: John Johnson, IBEW Local 51 Business Representative, (217) 544-8481

INTERNATIONAL BROTHERHOOD OF ELECTRICAL WORKERS LOCAL 51

SUPPORTS THE DYNEGY AND LS POWER MERGER

SPRINGFIELD, ILLINOIS (March 07, 2007) – International Brotherhood of Electrical Workers (“IBEW”) Local 51 today issued a statement in response to questions received regarding the union’s position on the proposed merger between Dynegy Inc. (NYSE: DYN) and LS Power and the associated shareholder vote.

“IBEW Local 51 strongly supports the merger between Dynegy and LS Power and recommends a vote “FOR” the adoption of the Merger Agreement and approval of the merger,” said Dominic Rivara, Business Manager of IBEW Local 51. “This announcement alone has financially strengthened the company, as evidenced by Dynegy’s stock performance since the date of the announced transaction on September 15, 2006. We expect to benefit from continued improvement upon the approved merger, along with future growth and consolidation opportunities that Dynegy may explore,” Rivara added.

For the merger to be approved, Dynegy requires the favorable vote of at least two-thirds of all outstanding shares of Dynegy’s Class A common stock.

About International Brotherhood of Electrical Workers Local 51

IBEW Local 51 is an industry diverse Local Union representing almost 3,000 Illinois workers employed in the generation, transmission, and distribution of electricity, the construction of electric distribution and transmission facilities, electric distribution and transmission vegetation management, the delivery of natural gas to utility customers, water treatment plant and distribution services, and the telecommunications/television industry, including construction, maintenance, operation, and customer services. IBEW Local 51 was chartered over 60 years ago and is located in Springfield, Illinois.

About Dynegy Inc.

Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The company’s current power generation portfolio consists of approximately 12,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of coal, fuel oil and natural gas.

On September 15, 2006, Dynegy announced a proposed combination with LS Power that is expected to result in a combined entity with approximately 20,000 megawatts of generation capacity and a strong presence in the Midwest, the Northeast and the West Coast. The transaction, which remains subject to shareholder approval, is targeted for completion in early 2007. Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning expectations and benefits relating to the merger agreement, including improved stock performance; and Dynegy’s future growth and consolidation opportunities. Dynegy cautions that actual future results may also vary materially from those expressed or implied in any forward-looking statements. Dynegy cannot assure you that the merger agreement will be approved by two-thirds of its shareholders; that the proposed combination will be consummated on the terms Dynegy currently contemplates, if at all; or that Dynegy will realize the expected benefits from such combination. Further, results may vary depending on the availability, ability to consummate, and the effects of growth and consolidation opportunities that Dynegy may explore. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2006, which is available free of charge on the SEC’s web site at www.sec.gov. All of Dynegy’s forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, Dynegy disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

Dynegy and Dynegy Acquisition, Inc. have filed a proxy statement/prospectus with the SEC in connection with the previously announced proposed merger with LS Power. Investors and security holders are urged to carefully read the important information contained in the materials regarding the proposed transaction. Investors and security holders may obtain a copy of the proxy statement/prospectus and other relevant documents, free of charge, at the SEC’s web site at www.sec.gov, and on Dynegy’s web site at www.dynegy.com. The materials may also be obtained by writing Dynegy Inc. Investor Relations, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002 or by calling 713-507-6466.

Dynegy, LS Power and their respective directors, executive officers, partners and other members of management and employees may be deemed to be participants in the solicitation of proxies from Dynegy’s shareholders with respect to the proposed transaction. Information regarding Dynegy’s directors and executive officers is available in the company’s proxy statement for its 2006 Annual Meeting of Shareholders, dated April 3, 2006. Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus and other relevant documents filed with the SEC as they become available.

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